UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2009

______________

DRI Corporation
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 830, Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)
Registrant's Telephone Number, Including Area Code	(214) 378-8992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          On November 20, 2009, the Board of Directors (the “Board of Directors”) of DRI Corporation (the “Company”) unanimously appointed Ms. Helga Houston of Charlotte, N.C., as an independent director and member of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).  Her term of service begins immediately and will continue until the Company’s next annual meeting of shareholders in spring 2010.

          As an independent director, Ms. Houston will receive a monthly retainer of $2,500 payable at the end of each month, $1,500 of which will be payable in cash and $1,000 of which will be payable in the form of restricted common stock, par value $0.10 per share, of the Company (the “Common Stock”). The number of shares of Common Stock payable pursuant to the foregoing arrangement is determined by dividing the cash value of stock compensation by the higher of (1) the actual closing price on the last trading day of each month, or (2) the book value on the last day of the month.  Fractional shares are rounded up to the next full share amount.  Shares are issued quarterly.

          As an independent director, Ms. Houston will also receive a cash payment in the amount of $1,000 per each Board of Directors or Committee meeting she attends wherein she is a member of such committee, and a $500 premium if the meeting requires an overnight stay.  As a member of the Audit Committee, Ms. Houston will also receive an additional fee premium of $1,000 per each Audit Committee meeting she attends.

          From time to time, Ms. Houston will also be eligible to receive stock option grants under the Company’s 2003 Stock Option Plan to purchase shares of Common Stock at a price equal to 100 percent of the Company’s NASDAQ® market trading closing price on the date of grant, with a vesting schedule of up to three years, and in the amounts and under such other terms and conditions as determined and approved by the Human Resources and Compensation Committee of the Board of Directors, subject to ratification by the Board of Directors. An initial award of 7,000 stock options was granted to Ms. Houston on November 24, 2009; the stock options, which are priced at $1.69 each, are 100 percent vested.

          In order to be eligible for the foregoing compensation, Ms. Houston must attend at least 75 percent of all Board of Directors and Audit Committee meetings.

          Ms. Houston, age 48, has been a partner of Phoenix Global Advisors, LLC since June 2009.  Phoenix Global Advisors, LLC, based in Charlotte, N.C., provides strategic advice to a variety of enterprises on areas ranging from revenue enhancement, enterprise risk management and operational efficiency.

          From May 1986 to December 2008, Ms. Houston held key positions at Bank of America offices in Charlotte, N.C., Boston, Mass., New York, N.Y., San Francisco, Calif., and Los Angeles, Calif.  Those positions included: global consumer and small business risk and compliance executive from March 2006 to December 2008; wealth and investment management risk executive from January 2003 to February 2006; corporate and investment banking senior portfolio manager from January 2001 to December 2002; commercial real estate finance manager from January 1998 to December 2000; corporate real estate regional manager from January 1995 to December 1997; and multiple roles in commercial real estate lending from May 1986 to December 1995.

A member of the Risk Management Association, Ms. Houston served on its board of directors from October 2005 to October 2009.

Ms. Houston earned an MBA from the University of Southern California in Los Angeles, Calif., in 1988.  A 1983 graduate of Westmont College in Santa Barbara, Calif., she received a bachelor’s degree in Business.

ITEM 7.01.  Regulation FD Disclosure

          The Company incorporates by reference the information included in Item 5.02 of this Form 8-K. This Form 8-K is furnished to, but not filed with, the Securities and Exchange Commission.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRI CORPORATION

Date:	November 25, 2009	By:	/s/ STEPHEN P. SLAY
Stephen P. Slay
Vice President, Chief Financial Officer, Secretary and Treasurer